CONFIDENTIAL TREATMENT REQUESTED ..  Confidential portions of this document have been redacted and have been separately filed with the Commission.

Exhibit 10.43

ASSET PURCHASE AGREEMENT

dated as of

March 18, 2009

between

XTL BIOPHARMACEUTICALS LTD

as Buyer,

and

BIO-GAL LIMITED

as Seller

TABLE OF CONTENTS

ARTICLE I	PURCHASE AND SALE OF ASSETS	1
1.1	Purchase and Sale of Assets	1
1.2	Assumption of Liabilities	1
1.3	Retained Liabilities	2
1.4	Purchase Price	2
1.5	The Closing	3
1.6	Further Assurances	4

ARTICLE II	REPRESENTATIONS AND WARRANTIES OF SELLER	4
2.1	Organization, Qualification and Corporate Power	4
2.2	Authorization of Transaction	4
2.3	Noncontravention	5
2.4	Absence of Changes	5
2.5	Legal Proceedings	6
2.6	Tax Matters	6
2.7	Title to and Condition of Acquired Assets	6
2.8	Intellectual Property.	6
2.9	Brokers’ Fees	8

ARTICLE III	REPRESENTATIONS AND WARRANTIES OF BUYER	9
3.1	Organization and Corporate Power	9
3.2	Authorization of the Transaction	9
3.3	Noncontravention	9
3.4	SEC Reports; Financial Statements	9
3.5	Legal Proceedings	11
3.6	Tax Matters	11
3.7	Brokers’ Fees	11
3.8	Financial Capability	11

ARTICLE IV	CONDITIONS TO CLOSING	11
4.1	Conditions to Obligations of Buyer	11
4.2	Conditions to Obligations of Seller	11

ARTICLE V	COVENANTS	12
5.1	Proprietary Information	12
5.2	Tax Matters	12
5.3	Sharing of Data	12
5.4	Certain Actions	12

ARTICLE VI	DEFINITIONS	13

ARTICLE VII	MISCELLANEOUS	16
7.1	Survival of Representations and Warranties; Limitations	16
7.2	No Third Party Beneficiaries	16

7.3	Entire Agreement	16
7.4	Succession and Assignment	17
7.5	Counterparts and Facsimile Signature	17
7.6	Headings	17
7.7	Notices	17
7.8	Governing Law	18
7.9	Amendments and Waivers	18
7.10	Severability	18
7.11	Expenses	18
7.12	Specific Performance	18
7.13	Confidentiality	18

EXHIBITS

Exhibit A	Acquired Assets
Exhibit B	Form of Bill of Sale
Exhibit C	Form of Assignment and Assumption Agreement

SCHEDULES

Disclosure Schedules

-ii–

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT   (this “Agreement”), entered into as of March 18, 2009, is by and between XTL Biopharmaceuticals Ltd., a public company limited by shares organized under the laws of the State of Israel (“Buyer”), and Bio-Gal Limited, a private company limited by shares organized under the laws of Gibraltar (“Seller”).  Capitalized terms used in this Agreement shall have the meanings ascribed to them in Article VII.

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, certain of the assets of Seller on the terms and subject to the conditions set forth herein;

WHEREAS, Seller is party to the Research and License Agreement, dated as of January 7, 2002, as amended from time to time (the "Yeda License"), between Mor Research Applications Ltd., an Israeli corporation and Yeda Research and Development Company Ltd., an Israeli corporation (collectively, “Yeda”) ;

WHEREAS, Seller has performed certain research and development studies in relation to the subject matter of the Yeda License, as more fully detailed in Appendix A attached hereto (the "Clinical Studies"; the Yeda License and the Clinical Studies shall herein after collectively be referred to herein as the "Seller's Assets");

WHEREAS, Seller wishes to transfer, convey and assign all of its rights and benefits under the Acquired Assets, and Buyer wishes to acquire the Acquired Assets and assume all  of Seller’s obligations under the Yeda License; and

NOW, THEREFORE, in consideration of the premises, and the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1           Purchase and Sale of Assets.  At the Closing, upon and subject to the terms and conditions of this Agreement, (a) Buyer shall purchase from Seller, and Seller shall sell, transfer, convey, assign and deliver to Buyer, all of its right, title and interest in, to and under the Acquired Assets, in each case free and clear of all Liens, by delivery of one or more Bills of Sale in substantially the form set forth in Exhibit B hereto, and an Assignment and Assumption Agreement in substantially the form set forth in Exhibit C hereto and such other instruments of transfer and title as Buyer may otherwise reasonably request, in each case in form and substance reasonably acceptable to Buyer and Seller, and (b) Seller shall deliver to Buyer, or otherwise put Buyer in possession and control of, all of the Acquired Assets of a tangible nature.

1.2           Assumption of Liabilities.  At the Closing, on the terms and subject to the conditions set forth in this Agreement, Buyer shall assume, effective as of the Closing, those Liabilities that arise out of the ownership or use by Buyer and its Subsidiaries of, or the exercise by Buyer and its Subsidiaries of rights under, the Acquired Assets (and that relate to periods) after the Closing (collectively, the “Assumed Liabilities”) and no other Liabilities.

1.3           Retained Liabilities.  Buyer shall not assume or be liable for any Retained Liabilities.  “Retained Liabilities” mean all Liabilities of Seller and its Subsidiaries other than Assumed Liabilities, including all Liabilities in the following categories:

(a)    Liabilities that arise out of or relate to the ownership or use of, or the exercise of rights under, the Acquired Assets by Seller and its Subsidiaries prior to the Closing;

(b)    Liabilities in respect of any and all products sold and/or services performed by Seller and its Subsidiaries prior to the Closing;

(c)    Liabilities in respect of a breach or nonperformance by or default of Seller or any of its Subsidiaries occurring   prior to the Closing;

(d)    Liabilities arising out of, under or in connection with any Indebtedness of Seller or any of its Subsidiaries;

(e)    Liabilities of Seller and its Subsidiaries in respect of any pending or threatened Action or Proceeding or claim to the extent arising out of, relating to, or otherwise in respect of the ownership or use of, or the exercise of rights under, the Acquired Assets prior to the Closing; and

(f)     Liabilities relating to amounts required to be paid by Seller hereunder.

1.4           Purchase Price.

(a)    The aggregate purchase price to be paid by Buyer for the Acquired Assets shall be as follows: (i) upon the Closing - the issuance to the Seller of ***** Ordinary Shares, NIS 0.10 each, of the Buyer, representing *****% of the current issued and outstanding share capital of the Buyer , for no consideration, and subject to the terms and conditions herein (the "Initial Shares"), and (ii) upon the Successful Completion of Phase 2 – the payment of an amount of US$10,000,000 to the Seller (the "Milestone Payment"). The Milestone Payment shall be paid by the Buyer to the Seller within thirty (30) days from the Successful Completion of the Phase2. Notwithstanding the aforesaid, the Buyer may decide, at its sole and absolute discretion, to issue to the Seller an additional amount of ***** Ordinary Shares, NIS 0.10 each of the Buyer, for no consideration, in lieu for the payment of the Milestone Payment (the "Additional Shares"). In the event that the Buyer did not issue the Additional Shares to the Seller within such thirty (30) days from the Successful Completion of the Phase2, then the Buyer will be obligated to make the Milestone Payment.

* *****Confidential material redacted and filed separately with the Commission.

(b)   Seller acknowledges that the Shares are being acquired pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) and that the Shares may be transferred only pursuant to an effective registration statement or an exemption from registration under the Securities Act.  Seller represents that it is familiar with Rule 144 under the Securities Act.  Seller shall not be permitted to transfer any Shares in the absence of an effective registration statement unless Seller has furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition does not require registration of such Shares under the Securities Act.  It is agreed that Parent will not require opinions of counsel for transfers made pursuant to Rule 144 if Parent is provided with any certificates or other evidence of compliance with Rule 144 reasonably required by it in connection with such transfer (including without limitation a copy of the relevant Form 144).  In connection with a resale of Shares pursuant to Rule 904 under the Securities Act, Purchaser shall provide reasonable assistance to Seller in addressing any questions that may arise as to the mechanics of transferring Shares in accordance with the requirements of such rule and in issuing appropriate instructions to the transfer agent for the Shares.  Seller acknowledges that securities transferred pursuant to said Rule 904 continue to have the status of “restricted securities” and that the certificates representing Shares transferred pursuant to such rule shall continue to bear a restrictive legend.

(c)   It is understood that the certificates evidencing the Shares may bear a legend to the following effect:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTES OF SUCH ACT.

(d)  The certificates evidencing the Shares may also bear any legends required by applicable blue sky laws.

(e)   The Buyer shall prepare and, as soon as practicable, but in no event later than ***** days from the Closing, file with the Commission a Registration Statement covering the resale of all of the Initial Shares for an offering to be made on a continuous basis pursuant to Rule 415. In the event that the Buyer shall issue to the Seller the Additional Shares, the Buyer shall prepare and, as soon as practicable, but in no event later than ***** days from such issuance, file with the Commission a Registration Statement covering the resale of all of the Additional Shares for an offering to be made on a continuous basis pursuant to Rule 415.

1.5           The Closing.  The Closing shall take place at the offices of Kantor & Co. in Ramat Gan, Israel, within three (3) days from the date all the conditions to Closing set out in Article IV have been fulfilled.  All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered. In the event that the conditions to closing set out in Article IV are not met or waived by September 30, 2009, unless extended by mutual agreement of the parties, this Agreement shall be deemed terminated and shall cease to have any legal effect as between the parties hereto.

* *****Confidential material redacted and filed separately with the Commission.

1.6           Further Assurances.  At any time and from time to time after the Closing, without further consideration  Seller shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such actions as Buyer may reasonably request to more effectively transfer, convey and assign to Buyer, and to confirm Buyer’s rights to, title in and ownership of, the Acquired Assets and to place Buyer in actual possession and operating control thereof, including the furnishing of information and execution of any documents the filing or recordation of which with governmental authorities, including the United States Patent and Trademark Office, is prerequisite to the statutory establishment or recordation of assignment of the Patent Rights.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that, except as set forth in the Disclosure Schedule, the statements contained in this Article II are true and correct as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date).  The Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II; provided that an item disclosed in any Section or subsection of the Disclosure Schedule shall be deemed to have been disclosed for each other Section or subsection of this Agreement to the extent the relevance is reasonably inferable on the face of such disclosure.

2.1           Organization, Qualification and Corporate Power.  Seller is a private company limited by shares duly organized and validly existing under the laws of Gibraltar.  Seller has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.  Seller is duly qualified, licensed or admitted to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, use, licensing or leasing of the Acquired Assets held by it, or the conduct of its business, makes such qualification, licensing or admission necessary.

2.2           Authorization of Transaction.  Seller has all requisite power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is a party and to perform its obligations hereunder and thereunder.  The execution and delivery by Seller of this Agreement and each Ancillary Agreement to which it is a party, the performance by Seller of obligations under this Agreement and each Ancillary Agreement to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Seller.  This Agreement and each Ancillary Agreement to which Seller is a party has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity.

2.3           Noncontravention.  Neither the execution and delivery by Seller of this Agreement or any Ancillary Agreement to which Seller is a party, nor the consummation by Seller of the transactions contemplated hereby or thereby, following the obtaining the approval of the Seller's Shareholders and the Seller's directors, will (a) conflict with or violate any provision of the certificate or articles of incorporation, bylaws or other organizational or charter documents of Seller, (b) require on the part of Seller any notice to or filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any Contract or instrument to which Seller is a party or by which Seller is bound or to which any of the Acquired Assets is subject, (d) result in the imposition of any Lien upon any Acquired Assets or (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Acquired Assets.

2.4           Absence of Changes.  As of the date of this Agreement, except as required by this Agreement or the Ancillary Agreements:

(a)    no Bankruptcy Event has occurred with respect to Seller or any of its Subsidiaries;

(b)    neither Seller nor any Subsidiary of Seller has entered into, terminated, amended in any material respect, or granted any material waiver (or agreed or made any commitment to enter into terminate, amend in any material respect or grant any material waiver) under any Contract that constitutes (or would, but for such action, constitute) part of the Acquired Assets;

(c)    neither Seller nor any Subsidiary of Seller has entered into, approved or resolved to enter into any Contract involving (i) the sale, disposition, license or transfer of any of the Acquired Assets or (ii) any material restriction on the future use of the Acquired Assets;

(d)    neither Seller nor any Subsidiary of Seller has sold, transferred, disposed of, waived any right to, or leased to any other Person, mortgaged, pledged or incurred or suffered to exist any Lien on any asset and property that constitutes or, but for such action, would constitute an Acquired Asset;

(e)    Seller nor any Subsidiary of Seller has failed to pay or otherwise satisfy any material Liability presently due and payable, except such Liabilities which are being contested in good faith by appropriate means or procedures and which, both individually and in the aggregate, are immaterial in amount;

(f)     except as otherwise set forth in Section 2.8(c), Seller and each of its Subsidiaries has taken all action reasonably necessary or appropriate to procure, maintain, renew, extend or enforce all Patent Rights, including submission of required documents or fees during the prosecution of patent applications for such Patent Right; and

(g)    neither Seller nor any Subsidiary of Seller has entered into or approved any agreement, commitment, arrangement or understanding, to do, permit, engage in or cause or having the effect of any of the foregoing.

2.5           Legal Proceedings.  There is no Action or Proceeding pending or, to Seller’s knowledge, threatened against, relating to or affecting any of the Acquired Assets or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or any of the Ancillary Agreements.  Seller and its Subsidiaries have not received any written notice and otherwise do not have any knowledge of any writ, judgment, decree, injunction or similar requirement or binding obligation or order of any governmental or regulatory authority (in each such case whether preliminary or final) relating to or affecting, in any material respect, any of the Acquired Assets.

2.6           Tax Matters.  Seller is not delinquent in the payment of any material Tax related to the Acquired Assets or for which liability would be imposed on Buyer and no deficiencies for any such Tax have been threatened, claimed, proposed or assessed against Acquired Assets.  Seller has not received any written notification from any  Taxing Authority regarding any issues that:  (a) are currently pending before such Taxing Authority (including any sales or use Tax Authority) regarding the Acquired Assets, or (b) have been raised by such Taxing Authority and not yet finally resolved, in each case relating to the Acquired Assets.  No Tax Return of Seller relating to the Acquired Assets is under audit by any Taxing Authority, and any such past audits (if any) have been completed and fully resolved and all Taxes and any penalties or interest determined by such audit to be due from Seller have been paid in full to the applicable Taxing Authorities.  No Tax Liens are currently in effect against any Acquired Assets other than liens that arise by operation of law for Taxes not yet due and payable.

2.7           Title to and Condition of Acquired Assets.  Seller owns or has an exclusive license to each of the Acquired Assets to be sold, transferred, conveyed, assigned or delivered by Seller hereunder, free and clear of all Liens.  Upon execution and delivery by Seller to Buyer of the instruments of sale, assignment, transfer and conveyance, Buyer will become the true and lawful licensee of, and will receive exclusive license rights or ownership, the Acquired Assets, free and clear of all Liens.

2.8           Intellectual Property.

(a)    Section 2.8(a) of the Disclosure Schedule provides a complete and accurate listing of all Patent Rights that are registered or filed or assigned or owned in the name of Seller, alone or jointly with others, in each case, enumerating specifically the applicable filing or registration number, title, jurisdiction in which filing was made or from which registration issued, date of filing or issuance, names of all current applicant(s) and registered owners(s), as applicable.  All assignments of Patent Rights to Seller or any of its Subsidiaries have been properly executed and recorded.  None of Seller or any of its Subsidiaries own or have any rights to any Patent Rights other than the Patent Rights listed on Section 2.8(a) of the Disclosure Schedule that claim or disclose any Related Know-How.

(b)    To Seller’s best knowledge (i) all issued patents in the Patent Rights are valid and enforceable, (ii) there are no material defects of form in the preparation or filing of the Patent Rights, (iii) the patent applications in the Patent Rights are being diligently prosecuted, and (iv) all necessary registration, renewal, maintenance and other payments that are or have become due with respect to Patent Rights have been timely paid by or on behalf of Seller.  None of the Patent Rights procured by Seller or any of its Subsidiaries and, to Seller’s knowledge, none of the Patent Rights procured by any third party was fraudulently procured from the relevant governmental patent granting authority.

(c)    To Seller’s best knowledge, each patent and patent application included within the Patent Rights sets forth a complete and accurate list of all inventors.  There are no inventorship challenges, opposition or nullity proceedings or interferences declared, commenced or provoked with respect to any Patent Rights, or to Seller’s knowledge, threatened.  Seller has complied with its duty of candor and disclosure to the United States Patent and Trademark Office and any relevant foreign patent office with respect to all patent and trademark applications filed by or on behalf of Seller and Seller has not made any material misrepresentation in such applications.  Seller does not have knowledge of any information that would (i) preclude Seller from having clear title to any Patent Right, (ii) adversely affect the validity or enforceability of any issued patents included in the Patent Rights, or (iii) adversely affect the patentability of any pending patent applications included in the Patent Rights.

(d)    Seller has the sole and exclusive license to the Patent Rights under the Yeda License and is the sole and exclusive owner of the Related Know-How, free and clear of any Liens.

(e)    Seller has taken reasonable measures to protect the proprietary nature of Patent Rights and Related Know-How, and to maintain in confidence all trade secrets and confidential information comprising a part thereof.  Seller has complied in all material respects with all applicable contractual and legal requirements pertaining to information privacy and security.  No complaint relating to an improper use or disclosure of, or a breach in the security of, any such information has been made or, to Seller’s knowledge, threatened against Seller.  To Seller’s knowledge, there has been no: (i) unauthorized disclosure of any material third party proprietary or confidential information in the possession, custody or control of Seller, or (ii) material breach of the security procedures of Seller wherein confidential information has been disclosed to a third person.

(f)     To Seller’s best knowledge, neither the practice of the Patent Rights and Related Know-How, nor the development or commercialization of a product based on the Patent Rights and Related Know-How, infringes or violates, or constitutes a misappropriation of, any intellectual property rights of any third party. To Seller’s knowledge, no claim, demand or suit has been made, or proceeding initiated, nor is any such claim, demand, suit or proceeding pending or threatened, that asserts the invalidity, misuse or unenforceability of any of the Patent Rights or Related Know-How.  Section 2.8(f) of the Disclosure Schedule lists any complaint, claim or notice, or threat of any of the foregoing (including any notification that a license under any patent is or may be required), received by Seller or any of its Subsidiaries alleging any such infringement, violation or misappropriation and any request or demand for indemnification or defense received by Seller or any of its Subsidiaries from any third party; and Seller has provided to Buyer copies of all such complaints, claims, notices, requests, demands or threats, as well as any legal opinions, studies, market surveys and analyses relating to any alleged or potential infringement, violation or misappropriation.

(g)    To Seller’s best knowledge, none of the Patent Rights are being infringed or violated, nor is any Related Know-How being misappropriated, by any Person (including, without limitation, any current or former employee or consultant of Seller or any of its Subsidiaries).  Seller has provided to Buyer copies of all correspondence, analyses, legal opinions, complaints, claims, notices or threats concerning the infringement, violation or misappropriation of any of the Patent Rights or Related Know-How.

(h)    Section 2.8(h) of the Disclosure Schedule provides a complete and accurate list of all third party agreements to which Seller or any of its Subsidiaries is a party as of the date hereof relating to the Patent Rights and/or Related Know-How.  Except for the agreements listed on Section 2.8(h) of the Disclosure Schedule, neither Seller nor any of its Subsidiaries is a party to, or is otherwise bound by, any agreement pursuant to which any third party has any economic or other interest with respect to the development and/or commercialization of a product based on the Patent Rights and Related Know-How, or any ownership rights in any of the Patent Rights and/or Related Know-How.

(i)     Section  2.8(i) of the Disclosure Schedule identifies each license, covenant or other agreement pursuant to which Seller (or any Subsidiary described in Section 2.8(e)) has assigned, transferred, licensed, distributed or otherwise granted any right or access to any Person, or covenanted not to assert any right, with respect to the Patent Rights or Related Know-How.

(j)     Seller’s and each of its Subsidiaries’ current and former employee, directors, consultants and contractors has executed a valid and binding written agreement expressly assigning to Seller or Subsidiary all right, title and interest in any inventions, whether or not patentable, and works of authorship, invented, created, developed, conceived and/or reduced to practice in the course of his or her employment or engagement with Seller or such Subsidiary, and all intellectual property rights therein, and has waived all moral rights therein to the extent legally permissible.

(k)    All Seller's representations and warranties set out in this Section 2.8 above relate to the period from January 7, 2002 and until the Closing.

2.9           Brokers’ Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this Article III are true and correct as of the date of this Agreement.

3.1           Organization and Corporate Power.  Buyer is a public company limited by shares duly organized and validly existing under the laws of the State of Israel.  Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

3.2           Authorization of the Transaction.  Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder, subject to the Shareholders Approval.  The execution and delivery by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Buyer, subject to the Shareholders Approval.  This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

3.3           Noncontravention.  Neither the execution and delivery by Buyer of this Agreement or the Ancillary Agreements, nor the consummation by Buyer of the transactions contemplated hereby or thereby, subject to the the Shareholders Approval, will (a) conflict with or violate any provision of the Articles of Incorporation by laws or other organizational or charter documents of Buyer, (b) require on the part of Buyer any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (c) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any Contract or instrument to which Buyer is a party or by which it is bound or to which any of its assets is subject, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets.

3.4           SEC Reports; Financial Statements.  Buyer has filed all reports required to be filed by it under the Securities Act of 1933 and the Securities Exchange Act of 1934, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as Seller was required by law to file such reports) (the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Seller included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Securities and Exchange Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Seller and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended subject to, in the case of any unaudited interim financials, normal year-end adjustments.

3.5           Legal Proceedings.  There is no Action or Proceeding pending or, to Buyer’s knowledge, threatened against, relating to or affecting any of the Buyer's material assets or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or any of the Ancillary Agreements.  Buyer and its Subsidiaries have not received any written notice and otherwise do not have any knowledge of any writ, judgment, decree, injunction or similar requirement or binding obligation or order of any governmental or regulatory authority (in each such case whether preliminary or final) relating to or affecting, in any material respect, any of its material assets.

3.6           Tax Matters.  Buyer is not delinquent in the payment of any material Tax related to its material assets and no deficiencies for any such Tax have been threatened, claimed, proposed or assessed against any of its material assets.  Buyer has not received any written notification from any Taxing Authority regarding any issues that: (a) are currently pending before such Taxing Authority (including any sales or use Tax Authority) regarding any of its material assets, or (b) have been raised by such Taxing Authority and not yet finally resolved, in each case relating to any of its material assets.  No Tax Return of Seller relating to any of its material assets is under audit by any Taxing Authority, and any such past audits (if any) have been completed and fully resolved and all Taxes and any penalties or interest determined by such audit to be due from Seller have been paid in full to the applicable Taxing Authorities.  No Tax Liens are currently in effect against any of Buyer's material assets other than liens that arise by operation of law for Taxes not yet due and payable.

3.7           Brokers’ Fees.  Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

3.8           Financial Capability. Upon the fulfillment of the Financial Condition (defined below), Buyer will have sufficient funds required in order to perform the current plan in relation to the Acquired Assets, limited to the Phase 2a trial in Israel.

3.9           Limitation on Representation. The Buyer is acquiring the Acquired Assets AS IS, subject only to the representations and warranties set out herein and any documents provided by Seller to Buyer prior hereto.

ARTICLE IV

CONDITIONS TO CLOSING

4.1           Conditions to Obligations of Buyer.  The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions:

(a)    the representations and warranties of Seller set forth in Article II shall be true and correct in all material respects as of the date of  the Closing.;

(b)    Seller shall have performed or complied with its agreements and covenants required to be performed or complied with under this Agreement as of or prior to the Closing;

(c)    no Action or Proceeding shall be pending or threatened wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement, (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of Buyer to own, operate or control any of the Acquired Assets;

(d)    Seller shall have delivered to Buyer documents evidencing the release or termination of all Liens on the Acquired Assets, if any;

(e)    Seller shall have executed and delivered to Buyer each Ancillary Agreement to which it is a party;

(f)     Seller shall have received the consent of Yeda to the transfer and assignment of all the rights and obligations under the Yeda License (the "Yeda Consent");

(g)    Buyer shall have completed a fundraising of an amount not less than ***** (the "Financing Condition");

(h)    Buyer's shareholders shall have approved the grant of the Shares to the Seller (the "Shareholders Approval"); and

(i)     Buyer shall have received such other certificates and instruments as it shall reasonably request in connection with the Closing.

4.2           Conditions to Obligations of Seller.  The obligation of Seller to consummate the transactions contemplated by this Agreement to be consummated at the Closing is subject to the satisfaction of the following conditions:

(a)    the representations and warranties of Buyer set forth in Article II shall be true and correct in all material respects as of the date of this Agreement;

* *****Confidential material redacted and filed separately with the Commission.

(b)    no Action or Proceeding shall be pending wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such judgment, order, decree, stipulation or injunction shall be in effect; and

(c)    Buyer shall have provided to the Seller, or counsel to the Seller, written confirmation of (i) fulfillment of the Financing Condition, and (ii) receipt of the Shareholders Approval.

(d)    Buyer shall have delivered to Seller each Ancillary Agreement to which it is a party.

(e)    Seller Shareholders shall have approved the consummation of this Agreement.

ARTICLE V

COVENANTS

5.1           Proprietary Information.  From and after the Closing, Seller shall not disclose or make use of (except to pursue their rights under this Agreement or the Ancillary Agreements), and shall cause all of their respective Affiliates not to disclose or make use of, any knowledge, information or documents of a confidential nature or not generally known to the public with respect to the Acquired Assets, Buyer or its business, except to the extent that such knowledge, information or documents shall have become public knowledge other than through improper disclosure by Seller or any of its Affiliates.

5.2           Tax Matters.  Each party to this Agreement shall pay any Taxes, including without limitation value-added Taxes, deed excise stamps and similar charges, relevant to its part in the purchase and sale of the Acquired Assets in exchange for the issuance of the Shares contemplated by this Agreement. Notwithstanding the aforesaid, Seller shall be liable for any withholding tax, if applicable, on the issuance of the Shares to the Seller.

5.3           Sharing of Data.  Promptly upon request by Buyer made at any time following the date hereof, Seller shall authorize the release to Buyer of all files pertaining to the Acquired Assets that are held by any federal, state, county or local authorities, agencies or instrumentalities.

5.4           Certain Actions.  Neither Seller nor any of its Affiliates shall intentionally initiate, or encourage or knowingly provide assistance to any third party with respect to, any action seeking a determination that any of the Patent Rights in any country are invalid, unenforceable and/or not infringed (including without limitation a request for reexamination of any Patent Rights or the institution of or participation in any opposition, interference or similar administrative proceeding adverse to the validity or enforceability of any Patent Rights).

5.5           Phase 2 Clinical Trial. The Buyer shall utilize reasonable best efforts to commence a Phase 2 clinical trial using the Acquired Assets.

ARTICLE VI

DEFINITIONS

For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

“Action or Proceeding” means any action, suit, complaint, petition, investigation, proceeding, arbitration, litigation or governmental or regulatory authority investigation, audit or other proceeding, whether civil, regulatory, quasi-criminal or criminal, in law or in equity, or before any arbitrator or governmental or regulatory authority, including any Bankruptcy Event.

“Acquired Assets” shall mean all of the following, which shall be set out in Exhibit A:

(a)    Assignment of any and all rights under the Yeda License;

(b)    Laboratory Books; and

(c)    Related Know-How

 “Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, that Person, whether through ownership of voting securities or by Contract or otherwise.

“Ancillary Agreements” shall mean the Bills of Sale and Assignment and Assumption Agreement, substantially in form of Exhibits B and C, respectively, and other transfer documents executed and delivered pursuant to Section 1.1.

“Assumed Liabilities” shall have the meaning given to such term in Section 1.2.

“Bankruptcy Event” shall mean, with respect to any Person, any of the following:

(1)  the taking of any of the following actions by such Person pursuant to or within the meaning of:

(A)  the commencement of a voluntary case;

(B)  the consent to the entry of an order for relief against it in an involuntary case;

(C)  the consent to the appointment of a Custodian of it or for any substantial part of its property; or

(D)  the making of a general assignment for the benefit of its creditors;

(2)  the entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that:

(A)     is for relief against such Person in an involuntary case;

(B)  appoints a Custodian of such Person or for any substantial part of its property; or

(C)  orders the winding up or liquidation of such Person.

“Bankruptcy Law” means any Israeli, US or Gibraltar law for the relief of debtors.

 “Buyer” shall have the meaning set forth in the first paragraph of this Agreement.

“Closing” shall mean the closing of the transactions contemplated by this Agreement as of the date hereof, following achievement of all the conditions to Closing set out in Article IV.

“Contract” shall mean any contract (including leases, subleases, licenses, sublicenses), commitment, agreement or other business arrangement (whether oral or written).

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Damages” shall mean any and all losses, Liabilities, damages (including, without limitation, consequential, special, indirect, exemplary or punitive damages, lost profits or any multiple of damages), claims, awards, judgments, diminution in value, costs and expenses.

“Disclosure Schedule” shall mean the disclosure schedule provided by Seller to Buyer on the date hereof and accepted in writing by Buyer.

“Governmental Entity” shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

“Indebtedness” of any Person means all obligations of such Person (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar instruments, (c) for the deferred purchase price of goods or services, (d) under capital leases, and (e) in the nature of a guarantee of any of the obligations described in clauses (a) through (d) above of any other Person.

“Laboratory Notebooks” means all scientific and technical records primarily related to the Clinical Studies including, without limitation, laboratory notebooks, logs, reports, documentation, databases, data collections, non-clinical or pre-clinical data, raw or experimental data, analytical results and research records.

“Liability” means all Indebtedness, obligations and other liabilities of a Person, whether absolute or contingent (or based upon any contingency), known or unknown, fixed or otherwise, due or to become due, whether or not accrued or paid, and whether required or not required to be reflected in financial statements under U.S. generally accepted accounting principles.

“Lien” means any mortgage, pledge, assessment, security interest, lease, lien, easement, license, covenant, condition, levy, charge, option, equity, adverse claim or restriction or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing, except for any restrictions on transfer generally arising under any applicable federal or state securities law.

"Phase 2" means either (i) a regulated by the Ministry of Health in Israel clinical trial in Israel, or (ii) an FDA regulated clinical trial, with Erythropoietin for the treatment of multiple myeloma patients which has the purpose of assessing efficacy as well as safety.

“Patent Rights” means the rights and interest in and to all issued patents and pending patent applications in any country, including without limitation all utility models, utility model applications, provisionals, divisionals, substitutions, continuations, continuations-in-part, continuing prosecution applications, patents of addition, requests for continued examination, reexaminations, supplementary protection certificates, extensions, registrations or confirmation patents, and reissues thereof, all in relation to the patents which are under the Yeda License.

“Parties” shall mean Buyer and Seller.

“Person” shall mean (i) any individual, (ii) any corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability or joint stock company) or other organization or entity, or (iii) any Governmental Entity.

“Related Know How” means any know-how, expertise, discoveries, inventions, information, trade secrets, data or materials, whether or not patentable, proprietary or embodied in tangible form, including without limitation ideas, concepts, formulas, methods, procedures, designs, technologies, compositions, plans, applications, technical data, samples, biological or chemical materials, laboratory notebooks, clinical and pre-clinical data, databases, designs, assays, protocols, analytical systems, discovery tools, reports, filings and applications with regulatory authorities and manufacturing documentation, in each case, owned by Seller (or any of its Subsidiaries party to an Ancillary Agreement) and primarily relating to any product based on the Patent Rights and the Clinical Studies, and all intellectual property rights therein.

 “Seller” shall have the meaning given to such term in the first paragraph of this Agreement

 “Seller Patent Rights” means (a) the Patent Rights described in Section 2.8(a) of the Disclosure Schedule, (b) counterparts of the Patent Rights set forth in Section 2.8(a) of the Disclosure Schedule in any country, (c) all Patent Rights claiming priority from the Patent Rights described in the foregoing clauses (a) and (b), and (d) any other Patent Rights owned by Seller or any of its Subsidiaries that claim or disclose any Related Know-How, or the development or commercialization of any compound or product based on the Patent Rights and Related Know-How.

“Subsidiary”, with respect to any Person, means any other Person, whether or not existing on the date hereof, in which the specified Person directly or indirectly through subsidiaries or otherwise, beneficially owns at least fifty percent (50%) of either the equity interest or voting power of or in such other Person or otherwise controls such other Person.

"Successful Completion of Phase2" means that the results from the Phase 2 clinical trial in Israel enable the filing for a higher follow-on clinical trial with Erythropoietin for the treatment of multiple myeloma patients.

“Taxes” shall mean all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

“Taxing Authority” shall mean the United States Internal Revenue Service, the Israeli taxing authority, or the taxing authority of any other jurisdiction.

“Tax Returns” shall mean all reports, returns, declarations, statements or other information required to be supplied to a Taxing Authority in connection with Taxes.

ARTICLE VII

MISCELLANEOUS

7.1           Survival of Representations and Warranties; Limitations.  All of the representations and warranties of Seller and Buyer contained in this Agreement or the Ancillary Agreements or contained or incorporated or referred to in the certificates and instruments delivered in connection herewith or therewith shall survive until the second anniversary of the Closing.  Notwithstanding anything to the contrary set forth in this Agreement, in no event shall the maximum aggregate Liability of a party hereto under this Agreement for any Damages arising from, relating to or otherwise in connection with any misrepresentation hereunder, breach of any warranty hereunder, breach of any covenant hereunder or otherwise (other than Damages arising from, relating to or otherwise in connection with such party’s fraud, willful misconduct or knowing misrepresentation) exceed the Purchase Price.

7.2           No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

7.3           Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof.

7.4           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign any of its rights or delegate any of its performance obligations hereunder without the prior written approval of the other Party.  Any purported assignment of rights or delegation of performance obligations in violation of this Section 7.4 is void.

7.5           Counterparts and Facsimile Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile signature.

7.6           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7           Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Buyer: XTL Biopharmaceuticals Ltd. Building 3, Kiryat Weizmann Science Park, Rehovot, Israel 76100 Attention: Chief Executive Officer Facsimile No.: +972-8-930-0659	Copy to: Kantor & Co., 14 Abba Hillel Silver, Ramat Gan 52506, Israel Attention: Ronen Kantor, Adv. Facsimile No.: +972-3-6133372

If to Seller: Bio- Gal Limited Valmet Nominees Ltd. Suites 7B & 8B, 50 Town Range Gibraltar Attention: President and Chief Executive Officer Facsimile No.: [___________]	Copy to: Salomon Tessone, Adv. Beit America 37 King Shaul Avenue Tel-Aviv Attention: Salomon Tessone, Adv. Facsimile No.: +972-3-6969705.

Any Party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

7.8           Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to any choice or conflict of law provision or rule.

7.9           Amendments and Waivers.  The Parties may mutually amend any provision of this Agreement at any time prior to the Closing.  No amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties.  No waiver by any Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.10          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

7.11          Expenses.  Each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

7.12           Specific Performance.  Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each Party agrees that the other Party shall be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

7.13           Confidentiality.  This Agreement, the Ancillary Agreements and the contents hereof and thereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to a Party’s officers, directors, employees, accountants, attorneys and other professional advisors retained by such Party in connection with the transactions contemplated hereby or as otherwise required by law, may not be disclosed in whole or in part to any Person without the prior written consent of the other Party.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BUYER:

XTL Biopharmaceuticals Ltd.

By:
Name:
Title:

By:
Name:
Title:

SELLER:

Bio Gal Limited

By:
Name:
Title:

Signature Page to Asset Purchase Agreement

EXHIBIT A

List of Acquired Assets

1.
Assumption of the Research and License Agreement dated as of January 7, 2002, as amended from time to time, between Mor Research Applications Ltd., Yeda Research and Development Company Ltd., and Bio-Gal Limited.

2.	Clinical Research Data and Publications set out below:

Lifshitz L, Prutchi-Sagiv S, Avneon M, Gassmann M, Mittelman M, Neumann D. Non-erythroid activities of erythropoietin: Functional effects on murine dendritic cells. Mol Immunol. 2008 Nov 21.

Prutchi Sagiv S, Lifshitz L, Orkin R, Mittelman M and Neumann D. Dendritic Cells as a Novel Target for Immuno-modulation by Erythropoietin; Exp Hematol. 2008 Dec;36(12):1682-90.

Katz O, Yeyni L, Lifshitz L, Pruchi-Sagiv S, Gassmann M, Mittelman M, Neumann D. Erythropoietin enhances immune responses in mice. Eur J Immunol; 2007; 37(6): p. 1584-93.

Prutchi-Sagiv S, Golishevsky N, Oster H, Katz O, Cohen A, Naparstek E, Neumann D, and Mittelman M.; Erythropoietin treatment in advanced multiple myeloma is associated with improved immunological functions: could it be beneficial in early disease? Br J Haematol; 2006; 135:660-672.

Katz O, Barzilay E, Skaat A, Herman A, Mittelman M, Neumann D.Erythropoietin induced tumour mass reduction in murine lymphoproliferative models. Acta Haematol. 2005;114(3):177-9.

Mittelman M, Zeidman A, Kanter P, Katz O, Oster H, Rund D, Neumann D.Erythropoietin has an anti-myeloma effect - a hypothesis based on a clinical observation supported by animal studies. Eur J Haematol. 2004 Mar;72(3):155-65.

Mittelman M., Neumann D., Peled A., Kanter P. and Haran- Ghera N. (2001).Erythropoietin induces tumor regression and antitumor immune responses in murine myeloma models. PNAS, vol. 98 : 9 . 5181 - 5186

Prutchi-Sagiv S, Neumann D, and Mittelman M. Erythropoietin as an Immunotherapeutic Agent: New Uses for an Old Drug? Med Hypotheses Res; 2005; 2: 587-596.

Prutchi Sagiv S., Mittelman M., Neumann D. Erythropoietin – a hematopoietic hormone with emerging diverse activities; 2005 The Handbook of Biological Active Peptides. Abba J Kastin, Elsevier, p 1393-1400

Oster H, Hoffman M, Prutchi-Sagiv S, Neumann D, Mittelman M.  Erythropoietin in clinical practice: current use, effect on survival, and future directions. Isr Med Assoc J.; 2006 Oct;8(10):703-6.

Mittelman M, Oster H, Katz O, Prutchi Sagiv S, Hoffman M, Neumann D. Does erythropoietic treatment influence the survival of patients with multiple myeloma? Focus on Anaemia in Cancer; 2006; vol 7, issue 1, 25-27.

EXHIBIT B

Form of Bill of Sale

This Bill of Sale dated March  __ , 2009 is executed and delivered by Bio Gal Limited, a private company limited by shares organized under the laws of Gibraltar (“Seller”), to XTL Biopharmaceuticals Ltd., a public company limited by shares organized under the laws of the State of Israel (“Buyer”) pursuant to the Asset Purchase Agreement, dated March __, 2009, by and between Seller and Buyer (the “Agreement”).  Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Agreement.

WHEREAS, pursuant to the Agreement, Seller has agreed to sell, transfer, convey, assign and deliver to Buyer certain assets of Seller, and Buyer has agreed to assume certain of the liabilities of Seller, in each case as set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual promises set forth in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby agrees as follows:

1.           Seller hereby sells, transfers, conveys, assigns and delivers, as of the Closing,  to Buyer, its successors and assigns, to have and to hold forever, all right, title and interest in, to and under all of the Acquired Assets.

2.           Seller hereby covenants and agrees that it will, at any time and from time to time after the Closing, without further consideration , execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such actions as Buyer may reasonably request to more effectively transfer, convey and assign to Buyer, and to confirm Buyer’s rights to, title in and ownership of, the Acquired Assets and to place Buyer in actual possession and operating control thereof, to assist Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of the Agreement.

3.           Seller does hereby irrevocably constitute and appoint Buyer, its successors and assigns, its true and lawful attorney, with full power of substitution, in its name or otherwise, and on behalf of Seller, or for its own use, to claim, demand, collect and receive at any time and from time to time any and all of the applicable Acquired Assets, and to prosecute the same at law or in equity and, upon discharge thereof, to complete, execute and deliver any and all necessary instruments of satisfaction and release.

4.           Seller, by its execution of this Bill of Sale, and Buyer, by its acceptance of this Bill of Sale, each hereby acknowledges and agrees that neither the representations and warranties nor the rights, remedies or obligations of any party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this instrument.

5.           Nothing in this Bill of Sale, whether expressed or implied, is intended or shall be construed to confer upon or give any person, other than the parties hereto and the parties entitled to indemnification pursuant to the Agreement, any rights, remedies or other benefits under or by reason of this Bill of Sale.

6.           This Bill of Sale is being delivered pursuant to the Agreement and shall be construed consistently therewith.

IN WITNESS WHEREOF, Seller and Buyer have caused this instrument to be duly executed under seal as of and on the date first above written.

Bio Gal Limited.

By:
Name:
Title:

By:
Name:
Title:

ACCEPTED:

XTL Biopharmaceuticals Ltd.

By:
Name:
Title:

EXHIBIT C

Form of Assignment and Assumption Agreement

This Assignment and Assumption Agreement dated March              , 2009, is made by XTL Biopharmaceuticals Ltd., a public company limited by shares organized under the laws of the State of Israel (“Buyer”), in favor of Bio Gal Limited, a private company limited by shares organized under the laws of Gibraltar (“Seller”) pursuant to the Asset Purchase Agreement, dated March               , 2009, by and between Buyer and Seller (the “Agreement”).  Capitalized terms used herein but not defined herein shall have the meanings given such terms in the Agreement.

WHEREAS, pursuant to the Agreement, Seller has agreed to sell, transfer, convey, assign and deliver to Buyer the Acquired Assets; and

WHEREAS, in partial consideration therefore, the Agreement requires Buyer to assume the Assumed Liabilities;

NOW, THEREFORE, in consideration of the mutual promises set forth in the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer hereby agrees as follows:

1.           Buyer hereby assumes the Assumed Liabilities.

2.           Buyer does not hereby assume or become liable for any liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due, and whether claims with respect thereto are asserted before or after the Closing) of Seller and its Subsidiaries which are not Assumed Liabilities.

3.           Nothing herein shall be deemed to deprive Buyer of any defenses, set-offs or counterclaims which Seller may have had or which Buyer shall have with respect to any of the Assumed Liabilities (the “Defenses and Claims”).  Seller hereby transfers, conveys and assigns to Buyer all Defenses and Claims and agrees to reasonably cooperate with Buyer to maintain, secure, perfect and enforce such Defenses and Claims, including the signing of any documents, the giving of any testimony or the taking of any such other action as is reasonably requested by Buyer in connection with such Defenses and Claims.

4.           Buyer, by its execution of this Assignment and Assumption Agreement, and Seller, by its acceptance of this Assignment and Assumption Agreement, each hereby acknowledges and agrees that neither the representations and warranties nor the rights, remedies or obligations of either party under the Agreement shall be deemed to be enlarged, modified or altered in any way by this instrument.

5.           Nothing in this Assignment and Assumption Agreement, whether express or implied, is intended or shall be construed to confer upon or give to any person, other than the parties hereto and the parties entitled to indemnification pursuant to the Agreement, any rights, remedies or other benefits under or by reason of this Assignment and Assumption Agreement.

C-1

6.           This Assignment and Assumption Agreement is being delivered pursuant to the Agreement and shall be construed consistently therewith.  In the event of any conflict, inconsistency or discrepancy between this Assignment and Assumption Agreement and the Agreement, the Agreement shall govern, control and prevail.

IN WITNESS WHEREOF, Buyer and Seller have caused this instrument to be duly executed under seal as of and on the date first above written.

XTL Biopharmaceuticals Ltd.

By:
Name:
Title:

ACCEPTED:

Bio Gal Limited.

By:
Name:
Title:

By:
Name:
Title:

C-2

DISCLOSURE SCHEDULES

See Attached.

S-1